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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm in the Registration Statements (Forms S-8 No. 333-9830 and No. 333-12800) pertaining to the Employees' and Directors Equity Incentive Plan of Lions Gate Entertainment Corp. and to the incorporation by reference therein of our report dated May 17, 2002, with respect to the consolidated financial statements of Mandalay Pictures, LLC included in the Annual Report (Form 10-K) of Lions Gate Entertainment Corp. for the year ended March 31, 2002, filed with the Securities and Exchange Commission.


                                                /S/ ERNST & YOUNG LLP


Los Angeles, California
July 15, 2002